                                                                    EXHIBIT 10.3











                             SUBSCRIPTION AGREEMENT

                                     BETWEEN

                                 INTERLAND, INC.

                                       AND

                             NETWORK SOLUTIONS, INC.


                              DATED MARCH 15, 2000

                             SUBSCRIPTION AGREEMENT


         THIS AGREEMENT (this "Agreement") is entered into as of March 15, 2000 by and between Interland, Inc., a Georgia corporation (the "Company") and Network Solutions, Inc., a Delaware corporation ("Investor").

                  WHEREAS, the Company desires to issue and sell to the Investor, and the Investor desires to subscribe for and acquire from the Company, a substantial equity interest in the Company, upon the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:


1.       DEFINITIONS

         For all purposes of this Agreement, certain capitalized terms specified in Exhibit A shall have the meanings set forth in that Exhibit A, except as otherwise expressly provided.


2.       SALE AND PURCHASE OF SHARES


         2.1.     SALE AND PURCHASE OF SHARES

                  On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions hereof, the Company agrees to issue and sell to the Investor, and the Investor is subscribing for and agrees to purchase from the Company, an aggregate of 689,655 shares of Series A Convertible Participating Preferred Stock, no par value per share ("Series A Stock"), having the rights, preferences and other terms set forth on Exhibit B hereto, at a price per share of Series A Stock of $5.80 for an aggregate purchase price of $4,000,000. In addition, the Company hereby agrees to issue to Investor a warrant to purchase 344,827 shares of Common Stock (the "Warrant"), in form and substance of Exhibit C hereto, with an exercise price of $5.80 per share.

         2.2      CLOSING

                  The closing of the sale and purchase of the shares of Series A Stock and the issuance of the Warrant shall take place simultaneously with the Company's receipt by wire transfer of immediately available funds in the amount of $4,000,000 from the Investor, as payment in full for the share of Series A Stock subscribed for and being purchase by the Investor hereunder (the "Closing"). At the Closing, the Company shall issue and deliver to the Investor
(i) a stock certificate or certificates in definitive form, registered in the Investor's name, representing the Series A Stock, and (ii) the Warrant registered in the Investor's name.

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         2.3.     SALE AND PURCHASE OF ADDITIONAL SHARES

                  At the Second Closing (as defined below), and on the terms and subject to the conditions set forth in this Agreement, the Company shall issue, sell and deliver to the Investor, and the Investor hereby subscribes for and shall purchase and accept from the Company, the number of shares (the "Additional Shares") of Common Stock of the Company equal to the number obtained by dividing (A) $6,000,000 by (B) a number equal to the lesser of (i) the midpoint of the expected range of offering prices reflected on the Company's first filing with the Securities and Exchange Commission of a registration statement covering the sale of its Common Stock and (ii) the actual price to the public in such offering, and rounding the number obtained thereby to the nearest whole number. In addition, the Company shall issue an additional warrant to the Investor (the "Additional Warrant") at the Second Closing, in form and substance of Exhibit C hereto, to purchase up to that number of shares of Common Stock equal to 75% of the number of Additional Shares purchased by the Investor at the Second Closing with an exercise price per share equal to the purchase price per share paid by the Investor at the Second Closing to purchase the Additional Shares.

         2.4.     PURCHASE PRICE AND PAYMENT FOR ADDITIONAL SHARES.

                  In consideration of the sale of the Additional Shares to the Investor, the Investor shall pay to the Company at the Second Closing the aggregate purchase price of $6,000,000.00 (the "Purchase Price"). The Purchase Price shall be paid in cash by wire transfer of immediately available federal funds to an account designated in writing by the Company.

         2.5.     SECOND CLOSING.

                  The closing of the transactions contemplated in Section 2.3 and Section 2.4 hereof (the "Second Closing") shall take place at the offices of Kilpatrick Stockton LLP, 1100 Peachtree Street NE, Suite 2800, Atlanta, Georgia, at 10:00 a.m., Atlanta time, on the day after the Company's registration statement is declared



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effective and the offering made pursuant thereto is priced. The date on which the Second Closing takes place is herein referred to as the "Second Closing Date". At the Second Closing (i) the Company shall deliver to the Investor the executed stock certificate representing the Additional Shares duly issued in the name of the Investor and the Additional Warrant, and (ii) the Investor shall deliver the Purchase Price to Company.


3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as specifically set forth in the Disclosure Schedule to the Stock Purchase Agreement (as hereinafter defined) dated December 2, 1999 (the "Disclosure Schedule"), the Company represents and warrants as of December 2, 1999 (which representation and warranty shall be deemed to include the disclosure with respect thereto so specified in the Disclosure Schedule) to the Investor each of the representations and warranties as set forth in SECTION 3 of that certain Stock Purchase Agreement entered into as of December 2, 1999 by and among the Company, Crest Communications Partners L.P., Crest Entrepreneurs Fund L.P., Boulder Ventures III, L.P., and the other investors set forth on Exhibit C thereto (the "Stock Purchase Agreement"), and each such representation and warranty shall be incorporated by reference and made a part hereof; provided, however, for purposes of this Agreement, each reference to the (i) "Purchase Agreement" made therein shall mean this Agreement, and (ii) "Investors" made therein shall refer to the Investor except those contained in SECTION 3.4 of the Stock Purchase Agreement. The disclosures made in the Disclosure Schedule with respect to a Section of this Purchase Agreement shall also be deemed disclosures with respect to all other applicable Sections of this Agreement as of December 2, 1999. Investor hereby acknowledges and agrees that each of the representations and warranties made by the Company herein and any and all disclosures made by the Company in the Disclosure Memorandum shall be effective as of December 2, 1999 and the Company shall be under no obligation to supplement or otherwise update such information subsequent to December 2, 1999. For purposes of this section, the term "Company" shall include any predecessor entity and any and all Subsidiaries, unless the context requires otherwise.


4.       REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

         The Investor hereby represents and warrants to the Company as follows:


         4.1.     ORGANIZATION AND STANDING

                  The Investor is duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its formation and has the full and


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unrestricted power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.


         4.2.     AUTHORIZATION

                  The execution, delivery and performance by the Investor of this Agreement and all other Documents contemplated hereby, the fulfillment of and the compliance with the respective terms and provisions hereof and thereof, and the consummation by the Investor of the transactions contemplated hereby and thereby have been duly authorized, and will not: (a) conflict with, or violate any term or provision of the Investor's certificate or articles of incorporation, its bylaws or other governing documents or (b) conflict with, or result in any breach of, or constitute a default under, any Agreement to which the Investor is a party or by which such Investor is bound. No other action is necessary for the Investor to enter into this Agreement and all other Documents contemplated hereby and to consummate the transactions contemplated hereby and thereby.


         4.3.     BINDING OBLIGATION

                  Each Document to be executed by the Investor pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of the Investor, enforceable in accordance with its terms, shall be in full force and effect and shall constitute a legal, valid and binding obligation of, and shall be legally enforceable against, the Investor, and, to the Investor's Knowledge, the other parties thereto (except as enforceability may be limited or affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws and equitable principles now or hereafter in effect and affecting the rights and remedies of creditors generally).


         4.4.     NO REGISTRATION UNDER THE SECURITIES ACT

                  The Investor understands that the Series A Stock, the Warrant, the Additional Shares, and the Additional Warrant to be purchased by it at the Closing or the Second Closing pursuant to the terms of this Agreement, and the Common Stock of the Company into which the Series A Stock, the Warrant and the Additional Warrant are convertible, have not and will not be registered under the Securities Act or any state securities laws and will be issued in reliance upon exemptions contained in the Securities Act or interpretations thereof and in the applicable state securities laws, and cannot be offered for sale, sold or otherwise transferred unless the Series A Stock being acquired hereunder or the Common Stock of the Company into which the Series A Stock, the Warrant and the Additional Warrant are convertible subsequently are so registered or qualify for exemption from registration under the Securities Act.


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         4.5.     ACQUISITION FOR INVESTMENT

                  The Series A Stock, the Warrant, the Additional Shares and the Additional Warrant, and the Common Stock issuable upon conversion of the Series A Stock, the Warrant and the Additional Warrant, respectively, are being acquired under this Agreement by the Investor in good faith solely for its own account, for investment and not with a view toward distribution within the meaning of the Securities Act. The Series A Stock, the Warrant, the Additional Shares and the Additional Warrant will not be offered for sale, sold or otherwise transferred by the Investor without either registration or exemption from registration under the Securities Act and any applicable state securities laws (and the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company).


         4.6.     EVALUATION OF MERITS AND RISKS OF INVESTMENT

                  The Investor has knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of its investment in the Series A Stock, the Warrant, the Additional Shares and the Additional Warrant being acquired hereunder. The Investor is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act. The Investor understands and is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding the Series A Stock, the Warrant, the Additional Shares, and the Additional Warrant for an indefinite period of time, inasmuch as the Series A Stock, the Warrant, the Additional Shares, and the Additional Warrant have not been registered under the Securities Act or any state securities laws).


         4.7.     ADDITIONAL INFORMATION

                  The Investor acknowledges that it has been afforded the opportunity to ask questions and receive answers concerning the Company and to obtain additional information that it has requested to verify the accuracy of the information contained herein. Notwithstanding the foregoing, nothing contained herein shall operate to modify or limit in any respect the representations and warranties of the Company or to relieve it from any obligations to the Investor for breach thereof or the making of misleading statements of material fact or the omission of material facts in connection with the transactions contemplated herein.


         4.8.     STOCK CERTIFICATE LEGEND

                  Each Investor acknowledges and agrees that each certificate representing the Series A Stock, the Warrant, the Additional Shares and the

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Additional Warrant and the Common Stock issuable upon conversion thereof shall bear the following legend:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                  Each Investor acknowledges and agrees that each certificate representing the Series A Stock shall bear the following legend in addition to the legend described above:

                  THE SHARES OF SERIES A CONVERTIBLE PARTICIPATING PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE HAVE BEEN DESIGNATED WITH A STATED VALUE PER SHARE OF $5.80 AND AN INITIAL CONVERSION PRICE OF $5.80. CERTAIN SHARES OF SERIES A CONVERTIBLE PARTICIPATING PREFERRED STOCK THAT HAVE BEEN ISSUED PRIOR TO THE DATE OF THIS CERTIFICATE HAVE BEEN DESIGNATED WITH A STATED VALUE PER SHARE OF $2.18 AND AN INITIAL CONVERSION PRICE OF $2.18.

5.       SURVIVAL OF REPRESENTATIONS


         5.1.     SURVIVAL OF REPRESENTATIONS

                  All representations, warranties, covenants, and other Agreements made by the Investor herein or pursuant hereto shall also be deemed made on and as of the Closing Date as though such representations, warranties, covenants, indemnities and other Agreements were made on and as of such date, and all such representations, warranties, covenants, indemnities and other Agreements shall survive the Closing Date for a period of two years. All representations, warranties, covenants, and other Agreements made by the Company herein are made as of the date hereof and any representations and warranties incorporated by reference from the Stock Purchase Agreement shall be deemed to be made on and as of December 2, 1999, and all such representations, warranties, covenants, indemnities and other Agreements shall survive the Closing Date for a period of two years.


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6.       MISCELLANEOUS


         6.1.     ADDITIONAL ACTIONS AND DOCUMENTS

                  After Closing, each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further Documents, and will obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.


         6.2.     NO BROKERS

                  Each of the parties hereto represents and warrants to the other parties (and to each of them) that such party has not engaged any broker, finder or agent in connection with the transactions contemplated by this Agreement and has not incurred (and will not incur) any unpaid liability to any broker, finder or agent for any brokerage fees, finders' fees or commissions, with respect to the transactions contemplated by this Agreement. Each party agrees to indemnify, defend and hold harmless each of the other parties from and against any and all claims asserted against such parties for any such fees or commissions by any persons purporting to act or to have acted for or on behalf of the indemnifying party.


         6.3.     JURY WAIVER

                  THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN AN ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OF THE TRANSACTIONS OR AGREEMENTS CONTEMPLATED HEREBY.


         6.4.     PUBLICITY

                  Neither the Investor nor the Company shall issue any press release or make any public disclosure regarding the transaction contemplated hereby unless such press release or public disclosure is approved by those parties expressly mentioned by name in the press release in advance. Notwithstanding the foregoing, each of the parties hereto may, in documents required to be filed by it with the SEC or other regulatory bodies, make such statements with respect to the transactions contemplated hereby as each may be advised by counsel as legally necessary or advisable and may make such disclosure as it is advised by its counsel as required by law.


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         6.5.     EXPENSES

                  Subject to the provisions of this SECTION 6.5, each party hereto shall pay its own expenses incident to this Agreement and the transactions contemplated hereunder, including all legal and accounting fees and disbursements.


         6.6.     ASSIGNMENT

                  The Investor shall have the right to assign its rights and obligations under this Agreement, in whole or in part, to any Affiliate of Investor or to designate any of its Affiliates (to the extent permitted by Law) to receive directly the shares of Series A Stock to be purchased hereunder or to exercise any of the rights of the Investor, or to perform its obligations, provided that such assignee shall have been deemed to have made the representations and warranties contained in Article 3 hereof. The Company shall not assign its rights and obligations under this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the Investor, and any such assignment contrary to the terms hereof shall be null and void and of no force and effect. In no event shall the assignment by the Company or the Investor of its rights or obligations under this Agreement, whether before or after the Closing, release the Company or the Investor from their respective liabilities and obligations hereunder.


         6.7.     ENTIRE AGREEMENT; AMENDMENT

                  This Agreement, including the other Documents referred to herein or Furnished pursuant hereto, constitutes the entire Agreement among the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior oral or written Agreements, commitments or understandings with respect to the matters provided for herein. No amendment or modification of this Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the Company and the Investor.


         6.8.     WAIVER

                  No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other Documents Furnished in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.


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         6.9.     SEVERABILITY

                  If any part of any provision of this Agreement or any other agreement or document given pursuant to or in connection with this Agreement shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Agreement.


         6.10.    GOVERNING LAW

                  This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Georgia (excluding the choice of law rules thereof).


         6.11.    NOTICES

                  All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, sent by overnight courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telecopy addressed as follows:

                  (i)      If to Investor:

                           Network Solutions, Inc.
                           505 Huntmar Park Drive
                           Herndon, VA  20170
                           Telecopy No.: (703) 742-7461
                           Attention:  General Counsel

                  (ii)     If to the Company:

                           Interland, Inc.
                           101 Marietta Street, Suite 200
                           Atlanta, GA 30303
                           Telecopy No.: (404) 720-3707
                           Attention:  Ken Gavranovic

                  with a copy (which shall not constitute notice) to:

                           Kilpatrick Stockton LLP
                           1100 Peachtree Street, Suite 2800
                           Atlanta, GA 30309-4530
                           Telecopy No.: (404) 815-6555
                           Attention:  David A. Stockton


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Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent.
Each notice, demand, request, or communication which shall be hand delivered, sent, mailed or telecopied in the manner described above, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or (with respect to a telecopy) the answerback or confirmation being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.


         6.12.    HEADINGS

                  Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.


         6.13.    EXECUTION IN COUNTERPARTS

                  To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.


         6.14.    LIMITATION ON BENEFITS

                  The covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns (including specifically, without limitation, any third party transferees acquiring shares of Series A Stock purchased by the Investor pursuant hereto).


         6.15.    BINDING EFFECT

                  Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and assigns.



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


IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.


                                  COMPANY:

                                  INTERLAND, INC.



                                  By: /s/ Ken Gavranovic
                                     ------------------------------------------
                                  Name:   Ken Gavranovic
                                  Title:  President and Chief Executive Officer


                                  INVESTOR:

                                  NETWORK SOLUTIONS, INC.


                                  By:   /s/ James P. Rutt
                                      -----------------------------------------
                                  Name:   James P. Rutt
                                       ----------------------------------------
                                  Its:    Chief Executive Officer
                                       ----------------------------------------


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



                                    EXHIBIT A
                            TO SUBSCRIPTION AGREEMENT
                           DATED AS OF MARCH 15, 2000


                                   DEFINITIONS

                  "ADDITIONAL SHARES" means the shares of Common Stock acquired by the Investor at the Second Closing.

                  "ADDITIONAL WARRANT" means the warrant issued to the Investor at the Second Closing.

                   "AFFILIATE" means: (a) with respect to a person, any member of such person's family; (b) with respect to an entity, any officer, director, stockholder, partner or investor of or in such entity or of or in any Affiliate of such entity; and (c) with respect to a person or entity, any person or entity which directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such person or entity.

                  "AGREEMENT" means any concurrence of understanding and intention between two or more persons (or entities) with respect to their relative rights and/or obligations or with respect to a thing done or to be done (whether or not conditional, executory, express, implied, in writing or meeting the requirements of contract), including, without limitation, contracts, leases, promissory notes, covenants, easements, rights of way, covenants, commitments, arrangements and understandings.

                  "CLAIMS" means all demands, claims, actions or causes of action, assessments, losses, damages (including, without limitation, diminution in value), liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements.

                  "CLOSING" means the Closing of the sale of shares of Series A Stock and the Warrant to the Investor under this Agreement.

                  "COMMON STOCK" means the Company's Common Stock, no par value per share.

                  "COMPANY" means Interland, Inc., a Georgia corporation.

                  "CONTROL" means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by Agreement or otherwise).


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

                  "DOCUMENTS" means any paper or other material (including, without limitation, computer storage media) on which is recorded (by letters, numbers or other marks) information that may be evidentially used, including, without limitation, legal opinions, mortgages, indentures, notes, instruments, leases, Agreements, insurance policies, reports, studies, Financial Statements (including, without limitation, the notes thereto), other written financial information, schedules, certificates, charts, maps, plans, photographs, letters, memoranda and all similar materials.

                  "EXHIBIT" means an exhibit attached to the Agreement.

                  "FURNISHED" means supplied, delivered or provided in any way, including through attorneys, employees or officers.

                  "INVESTOR" means Network Solutions, Inc., a Delaware corporation.

                  "KNOWLEDGE" means to the actual knowledge of the party making the representation, and, in the case of the Company, "Knowledge" shall mean the actual Knowledge of the officers and directors of the Company.

                  "LAWS" means all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified persons or entities and to the businesses and Assets thereof (including, without limitation, Laws relating to securities registration and regulation; the sale, leasing, ownership or management of real property; employment practices, terms and conditions, and wages and hours; building standards, land use and zoning; safety, health and fire prevention; and environmental protection, including Environmental Laws).

                  "PERSON" means any individual, partnership, joint venture, corporation, trust, unincorporated organization or entity, government or department or agency of a government.

                  "SECOND CLOSING" means the closing of the sale of the Additional Shares and the Additional Warrant to the Investor under this Agreement

                  "SECTION" means a Section (or a subsection) of this Agreement.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

                  "SERIES A STOCK" means the Company's Series A Convertible Participating Preferred Stock, no par value per share.


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

                  "SHARES" means the Series A Stock being purchased by the Investor pursuant to the terms of this Agreement.

                  "SUBSIDIARY" means a corporation or other entity of which at least 50% of the outstanding securities or other interests having rights to vote or otherwise exercise Control are held, directly or indirectly, by the Company.

                  "WARRANT" means the warrant to purchase shares of Common Stock issued to the Investor at the Closing.


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


                                    EXHIBIT B
                            TO SUBSCRIPTION AGREEMENT
                           DATED AS OF MARCH 15, 2000


                             ARTICLES OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                                 INTERLAND, INC.


                                       1.

                  The name of the corporation is Interland, Inc. (hereinafter referred to as the "Corporation").

                                       2.

                  The powers, rights and preferences, and the qualifications, limitations and restrictions thereof, of Series A Convertible Participating Preferred Stock and Series A-1 Convertible Participating Preferred Stock, as set forth at the end of Article IV of the Amended and Restated Articles of Incorporation of the Corporation, are hereby deleted and restated in their entirety as follows:

       "SERIES A AND SERIES A-1 CONVERTIBLE PARTICIPATING PREFERRED STOCK

                  The following sections set forth the powers, rights and preferences, and the qualifications, limitations and restrictions thereof, of the Corporation's Series A Convertible Participating Preferred Stock and the Series A-1 Convertible Participating Preferred Stock.

         SECTION 1. DESIGNATION AND AMOUNT.

                  1.1. Number of Shares. The designation of one of the series of Preferred Stock, no par value per share, provided for herein shall be "Series A Convertible Participating Preferred Stock" (hereinafter referred to as the "Series A Preferred"), and the number of authorized shares constituting Series A Preferred is 15,000,000. The designation of the other series of Preferred Stock, no par value per share, provided for herein shall be "Series A-1 Convertible Participating Preferred

Stock" (hereinafter referred to as the "Series A-1 Preferred"), and the number of authorized shares constituting Series A-1 Preferred is 2,100,000. The shares of Series A-1 Preferred shall only be issued as dividends on the Series A Preferred pursuant to Section 2.2 hereof. The Series A-1 Preferred shall have all of the same powers, preferences, rights, qualifications, limitations and restrictions as the Series A Preferred and shall otherwise be identical and pari passu to the Series A Preferred except as specifically provided in Section 5.1(b) hereof. Unless expressly provided otherwise herein, the term "Series A Preferred" shall refer to both the Series A Preferred and the Series A-1 Preferred.

                  1.2. Restrictions on Reissuance. All shares of Series A Preferred redeemed, purchased or otherwise acquired by the Corporation shall be retired and canceled and shall be restored to the status of authorized, but unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued, but not as shares of Series A Preferred.

                  1.3. Stated Value Per Share. The Stated Value Per Share of the Series A Preferred issued prior to March __, 2000 shall be $2.18. The Stated Value Per Share of the Series A Preferred issued on or after March __, 2000 shall be $5.80. Share certificates issued on or after March___,2000 shall reference the applicable Stated Value Per Share.

                  1.4. Rank. The Series A Preferred shall, with respect to rights upon liquidation, winding up or dissolution, and redemption rights, rank
(a) junior to any other series of Preferred Stock duly established by the Board of Directors of the Corporation, the terms of which shall specifically provide that such series shall rank prior to the Series A Preferred, whether now existing or hereafter created (the "Senior Preferred Stock") and (b) prior to any other class or series of Preferred Stock the terms of which shall specifically provide that such series shall rank junior to the Series A Preferred and prior to any other series of capital stock of the Corporation, including all classes of the Common Stock, no par value per share, of the Corporation, whether now existing or hereafter created (the "Common Stock"; all of such classes or series of capital stock of the Corporation to which the Series A Preferred ranks prior, including without limitation the Common Stock, and including, without limitation, junior securities convertible into or exchangeable for other junior securities or phantom stock representing junior securities, are collectively referred to herein as "Junior Securities").

         SECTION 2. DIVIDENDS.

                  2.1.     General Obligation.

                  Subject to any prior preferences and other rights of any Senior Preferred Stock and to the provisions of this SECTION 2.1, the record holders of the Series A Preferred shall be entitled to receive when, as and if declared by the Corporation's Board of Directors and to the extent permitted under the Georgia

Business Corporation Code, as amended (the "Act"), cumulative preferential dividends on the shares of the Series A Preferred outstanding, at a compounded annual rate per share of nine percent (9%) of the Stated Value Per Share of the Series A Preferred. Dividends on the Series A Preferred shall accrue on a semi-annual basis with the dividend periods ending on the last day of each of May and November, with the first dividend period ending on May 31, 2000. Dividends on the Series A Preferred shall be cumulative from the first date on which shares of Series A Preferred are issued (the "Original Issue Date"), whether or not declared and whether or not in any dividend period there shall have been net profits or net assets of the Corporation legally available for the payment of those dividends. After the holders of the Series A Preferred have received their dividend preference as set forth above, the holders of the Series A Preferred shall be entitled to receive, out of funds legally available therefor, dividends at the same rate as dividends (other than dividends payable in additional shares of Common Stock) are paid with respect to the Common Stock (treating each share of Series A Preferred as being equal to the number of shares of Common Stock (including fractions of a share) into which each share of Series A Preferred is then convertible).

                  2.2.     Payment of Dividends.

                  Any dividend on the Series A Preferred accrued and payable as provided in this SECTION 2 shall be paid at, the option of the Corporation, (i) in cash, (ii) by issuing a number of shares (or partial shares) of the Series A-1 Preferred for each such share (or partial share) of Series A Preferred then outstanding equal to the dividend then payable on each such share (or partial share) of Series A Preferred for the dividend period then ended (or such shorter period for which dividends are so being paid) (expressed as a dollar amount) divided by the Stated Value Per Share, or (iii) a combination thereof. To the extent declared by the Board of Directors of the Corporation, dividends accrued for each semi-annual period ending on the last day of the next preceding May and November, respectively, shall be paid on the fifth day of June or December, respectively (or if any such day is not a business day, the next business day following such day) in each year (each such date being referred to as a "Dividend Payment Date")). Dividends shall be paid to the holders of record of Series A Preferred as of the last day of the month immediately preceding the Dividend Payment Date. Any dividends not paid on a Dividend Payment Date thereafter shall accumulate and shall be considered "accrued but unpaid" for all purposes hereunder until paid. The amount of dividends accruing for any period shorter or longer than a full semi-annual dividend period shall be determined on the basis of twelve 30-day months and a 360-day year, and the actual number of days elapsed in the period for which a dividend is payable. Dividends paid on the shares of Series A Preferred in an amount less than the total amount of such dividends at the time accrued on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. Dividends for any past semi-annual dividend period that are accrued but unpaid may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the holders of record on the record date for such dividend payment.

                  2.3.     Dividends or Distributions on Junior Securities.

                  The Corporation shall not declare and pay any dividends on Junior Securities unless all accrued and unpaid dividends on the Series A Preferred have been paid in full. The Corporation shall not repurchase, redeem or make any distribution with respect to any Junior Securities unless all accrued and unpaid dividends on the Series A Preferred have been paid in full.

         SECTION 3. LIQUIDATION.

         In the event of any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the holders of shares of Series A Preferred shall be entitled to receive for each share of Series A Preferred the greater of (a) the Stated Value Per Share plus any accrued but unpaid dividends on the Series A Preferred out of the assets of the Corporation legally available for distribution to stockholders (whether representing capital or surplus), before any payment or distribution shall be made on the Common Stock or any other Junior Securities, but after distribution of such assets among, or payment thereof over to, creditors of the Corporation and to holders of the Senior Preferred Stock (the "Series A Preferred Liquidation Distribution") or (b) the amount that each holder of Series A Preferred would receive out of the remaining assets of the Corporation available for distribution to stockholders (treating each share of Series A Preferred as being equal to the number of shares of Common Stock (including fractions of a share) into which each share of Series A Preferred is then convertible) and Junior Securities in accordance with the respective rights of such holders. If the assets distributable to holders of the Series A Preferred upon such dissolution, liquidation or winding up shall be insufficient to pay cash in an amount equal to the amount of the Series A Preferred Liquidation Distribution to the holders of shares of Series A Preferred then such assets or the proceeds thereof shall be distributed among the holders of the Series A Preferred ratably in proportion to the respective amounts to which they otherwise would be entitled. Upon the election of a majority of the shares of the Series A Preferred (including fractional shares) then outstanding, in the aggregate and given in writing or by vote at a meeting, and consenting or voting separately as a single class, (i) the sale, conveyance, exchange or transfer of all or substantially all of the property or assets of the Corporation, (ii) the consolidation or merger of the Corporation with any other corporation in which the Corporation's stockholders prior to the consolidation or merger own less than a majority of the voting securities of the surviving corporation or (iii) any capital reorganization or reclassification (any such event a "Reorganization Event") will be deemed to be a Liquidation, provided that (x) the holders of Series A Preferred, consenting or voting separately as a class, have not previously approved the Reorganization Event, (y) the holders of Series A Preferred, voting separately as a class, do not have the right to approve the Reorganization Event pursuant to
Section 4(a) below or (z) the Corporation has not exercised its right, pursuant to Section 4, to convert all of the Series A Preferred into Common Stock in connection with such a Reorganization Event.

         SECTION 4. VOTING RIGHTS; PROTECTIVE PROVISIONS.

         The holders of the Series A Preferred shall be entitled to notice of all stockholder meetings in accordance with the Corporation's bylaws, and except as otherwise required by law or these Articles, the holders of the Series A Preferred shall vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock as a single voting group, and each share of Series A Preferred (including fractional shares) shall be entitled to the number of votes equal to the number of votes which could be cast in such vote by the number of shares of Common Stock that would be issuable upon conversion of such share of Series A Preferred on the record date for determining eligibility to participate in the action being taken. In addition to any other rights provided by law, the consent of a majority of the shares of the Series A Preferred (including fractional shares), which consent will not in any event be unreasonably withheld, on an as if converted basis then outstanding, in the aggregate and given in writing or by vote at a meeting, and consenting or voting separately as a single class on an as-if-converted basis, shall be required for the Corporation to:

                  (a) authorize or effect a Reorganization Event or Liquidation, except for a Reorganization Event or Liquidation in which the consideration per share of Series A Preferred (including shares Outstanding on an As-Converted Basis (as defined below) if appropriate) is equal to or greater than (i) $6.54 per share if the transaction takes place before December 2, 2002 or (ii) $8.72 per share if the transaction takes place on or after December 2, 2002 provided that the consideration consists of (i) cash, (ii) securities listed on an established national securities exchange or automated quotation system and registered under the Act or (iii) a combination thereof;

                  (b) authorize the issuance of unsecured debt in an amount greater than $20 million;

                  (c) authorize the issuance of any equity securities that are senior to or pari passu with the Series A Preferred;

                  (d) materially alter the rights, preferences or privileges of the Series A Preferred; or

                  (e) increase or decrease the number of authorized shares of Series A Preferred.

                  In the event that the holders of the Series A Preferred do not approve any of the matters set forth above, the Corporation shall have the right to convert all of the outstanding shares of Series A Preferred into Common Stock at a conversion ratio (which represents the number of shares of Common Stock into which each share of Series A Preferred is convertible) determined by dividing (A) the greater of (i) $6.54 per Share or (ii) the current market value of a share of Common Stock as determined by a third-party unaffiliated investment bank of national repute selected jointly by the Corporation and the holders of a majority of the Series A Preferred by (B) the Conversion Price then in effect. The Corporation must exercise its right to cause a conversion pursuant to this SECTION 4 within sixty (60) days of the date upon which the Corporation receives final written notification that the holders of Series A Preferred have not consented to any of the matters set forth above and the conversion of the Series A Preferred pursuant to this SECTION 4 shall be effected within thirty (30) days of such election by the Corporation.

         SECTION 5. OPTIONAL CONVERSION.

         5.1.     General.

                  (a) Series A Preferred. At any time and from time to time after the issuance thereof, any holder of Series A Preferred may convert any share of Series A Preferred held by such holder into a number of shares of Common Stock determined by dividing the Stated Value Per Share of the Series A Preferred by the Conversion Price then in effect. The initial Conversion Price for the Series A Preferred issued prior to March __, 2000 shall be $2.18. The initial Conversion Price for the Series A Preferred issued on or after March __, 2000 shall be $5.80. The Conversion Price from time to time in effect is subject to adjustment as hereinafter provided.

                  (b) Series A-1 Preferred. Each share of Series A-1 Preferred shall convert into the same number of shares of Common Stock as each share of Series A Preferred pursuant to which it was issued and the provisions of this Section 5 shall apply to the Series A-1 Preferred, except as specifically provided in this Section 5.1(b). In the event that the Corporation has completed a "Qualified Equity Infusion" (as defined below) after the issuance of the shares of Series A Preferred, any holder of Series A-1 Preferred may convert any shares of Series A-1 Preferred held by such holder into a number of shares of Common Stock determined by dividing the Stated Value Per Share by the price per share of Common Stock paid (or the value accorded each share of Common Stock if the security purchased is other than Common Stock) in the Corporation's most recent "Qualified Equity Infusion" (as defined below) which occurred after the issuance by the Corporation of the shares of Series A Preferred held by such holder. For purposes of this SECTION 5.1(B), Qualified Equity Infusion shall mean the most recent (i) equity investment of $5 million or more made by a "Strategic Investor" (as defined below) or (ii) equity investment of $10 million or more by a non-Strategic Investor. For purposes of this

SECTION 5.1(B), "Strategic Investor" shall mean an investor in the Corporation's securities which (i) is engaged in the same or a related business as the Corporation, (ii) in the opinion of a majority of the Board of Directors, is making the investment primarily for strategic business reasons rather than as a passive investment and (iii) has a public market capitalization (based on the fair market value of its outstanding publicly-traded securities) of at least $2 billion. For purposes of this SECTION 5.1(B), an "equity investment" shall include an investment in any shares of capital stock of the Corporation or any security which is convertible into, exchangeable for, or exercisable for any shares of capital stock of the Corporation.

         5.2.     Conversion Procedure

                  (a) Any holder of shares of Series A Preferred desiring to convert any portion thereof into Common Stock shall surrender each certificate representing one or more shares of the Series A Preferred to be converted, duly endorsed in favor of the Corporation or in blank and accompanied by proper instruments of transfer, at the principal business office of the Corporation (or such other place as may be designated by the Corporation), and shall give written notice to the Corporation at that office of its election to convert the same, setting forth therein the name or names (with the address or addresses) in which the shares of Common Stock are to be issued. Conversion shall be effective upon receipt by the Corporation of the notice and the share certificate or certificates contemplated by the preceding sentence. In case of any Liquidation of the Corporation, such right of conversion shall cease and terminate at the close of business on the business day fixed for payment of the amount distributable to the holders of the Series A Preferred pursuant to
SECTION 3.

                  (b) As soon as possible after a conversion has been effected (but in any event within five business days), the Corporation shall deliver to the converting holder:

                           (i)      a certificate or certificates representing
the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified; and

                           (ii)     a certificate representing any shares of
Series A Preferred which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                  (c) The issuance of certificates for shares of Common Stock upon conversion of Series A Preferred shall be made without charge to the holders of such Series A Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock.

                  (d) The Corporation shall not close its books against the transfer of Series A Preferred or of Common Stock issued or issuable upon conversion of Series A Preferred in any manner which interferes with the timely conversion of Series A Preferred. The Corporation shall assist and cooperate (but the Corporation shall not be required to expend substantial efforts or funds in excess of $5,000 in the aggregate) with any holder of Series A Preferred required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares of Series A Preferred hereunder (including, without limitation, making any filings required to be made by the Corporation).

                  (e) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Series A Preferred, not less than the number of shares of Common Stock issuable upon the conversion of all outstanding Series A Preferred that may then be exercised. All shares of Common Stock which are so issuable shall, when issued, be duly authorized and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to ensure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

         5.3. Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) the outstanding shares of one or more classes of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately decreased to account for such subdivision, and if the Corporation at any time combines (by reverse stock split or otherwise) the outstanding shares of one or more classes of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

         5.4. Reorganization, Reclassification, Consolidation, Merger or Sale. In connection with any Reorganization Event, the holders of Series A Preferred shall thereafter have the right to acquire and receive, in lieu of (or in addition to, as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series A Preferred, such shares of stock, securities, cash or other assets (or, if not practicably attainable, the reasonable equivalent thereof) as such holder would have received in connection with such Reorganization Event if such holder had converted its Series A Preferred immediately prior to such Reorganization Event. The Corporation shall make appropriate provisions to ensure that the requirements of the previous sentence are effected. The Corporation will not effect any such Reorganization Event unless prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from such Reorganization Event assumes, by written instrument, the obligation to deliver each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

         5.5.     Adjustment of Price Upon Issuance of Common Stock.

                  If and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs 5.5(a) through 5.5(g), deemed to have issued or sold, any shares of Common Stock or other equity securities of the Corporation or any Options (as defined below) or Convertible Securities (as defined below) for a price per share less than the applicable Conversion Price for the Series A Preferred immediately prior to the time of such issue or sale (except for (A) shares issued in connection with the conversion of Series A Preferred or (B) the issuance of options, warrants or other common stock equivalents or shares issued upon the exercise of options, warrants or other common stock equivalents to directors, officers or employees of the Corporation which are approved by the Compensation Committee of the Corporation's Board of Directors) (a "Dilutive Financing"), the Conversion Price shall be reduced by multiplying the Conversion Price in effect immediately before the issuance or sale by a fraction, the numerator of which is the number of shares of Common Stock that are Outstanding on an As-Converted Basis (as defined below) immediately before the Dilutive Financing plus the number of shares of Common Stock that could be purchased at the Conversion Price immediately before the time of the Dilutive Financing for the aggregate consideration paid or payable upon the sale or issuance of Common Stock or other securities in the Dilutive Financing, and the denominator of which is the number of shares of Common Stock that are Outstanding on an As-Converted Basis immediately before the Dilutive Financing plus the number of shares that are acquired or to be acquired upon the sale or issuance of the Common Stock and other securities in the Dilutive Financing. For purposes of this SECTION 5.5, "Outstanding on an As-Converted Basis" immediately before the Dilutive Financing means the sum of (i) all Common Stock issued and outstanding immediately before the Dilutive Financing plus (ii) all Common Stock that would be issued if all Series A Preferred, Options and other Convertible Securities were converted or exercised, as applicable, hereunder immediately before the Dilutive Financing.

         For purposes of this SECTION 5.5., the following subparagraphs (a) to
(g) shall also be applicable:

                  (a) Issuance of Rights or Options. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the applicable Conversion Price for the Series A Preferred immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding.

                  (b) Issuance of Convertible Securities. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the applicable Conversion Price for the Series A Preferred immediately prior to the time of such issue of sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that except as otherwise provided in subparagraph (c), no adjustment of any Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of any Conversion Price have been or are to be made pursuant to other provisions of this SECTION 5.5., no further adjustment of such Conversion Price shall be made by reason of such issue or sale.

                  (c) Change in Option Price or Conversion Rate; Expiration of Options or Convertible Securities. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph (a), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph
(a) or (b), or the rate at which Convertible Securities referred to in subparagraph (a) or (b) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the applicable Conversion Price for the Series A Preferred at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced; and on the expiration or termination of such Option or Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided, that any consideration which was actually received by the Corporation in connection with the issuance or sale of such Options or Convertible Securities shall be included in the readjustment computation even though such Options or Convertible Securities shall have expired or terminated.

                  (d) Stock Dividends. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock (except for dividends or distributions upon the Common Stock), Options or Convertible Securities (except for dividends or distributions on the Series A Preferred), the Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold at consideration equal to $.01 per share.

                  (e) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any amounts paid or receivable for accrued interest or accrued dividends and any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any amounts paid or receivable for accrued interest or accrued dividends and any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

                  (f) Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  (g) Treasury Shares. The disposition of any shares of Common Stock owned or held by or for the account of the Corporation shall be considered an issue or sale of Common Stock for the purpose of this SECTION 5.5., but while held as Treasury Shares shall not be included in the number of shares of Common Stock outstanding.

         5.6.     Notices.

                  (a) Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Series A Preferred, setting forth in reasonable detail and certifying the calculation of such adjustment.

                  (b) The Corporation shall give written notice to all holders of Series A Preferred at least 20 days prior to the date on which the Corporation closes its books or fixes a record date (i) with respect to any dividend or distribution upon Common Stock, (ii) with respect to any pro rata subscription offer to holders of Common Stock or (iii) for determining rights to vote with respect to any Liquidation or Reorganization Event.

         5.7      Certain Events.

                  If any event occurs of the type contemplated by the provisions of this Section 5 but not expressly provided for by such provisions, upon approval by a Disinterested Majority (as defined below), then the Corporation's board of directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Series A Preferred; provided, however, that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 5 or decrease the number of shares of Common Stock issuable upon conversion of each share of Series A Preferred. For purposes hereof, "Disinterested Majority" shall mean a majority of the Board of Directors, whether or not a quorum, excluding those directors who have a direct or indirect interest in the transaction and those directors who shall have been elected or designated by the holders of the Series A Preferred.

         SECTION 6. MANDATORY CONVERSION. Each share of Series A Preferred shall automatically be converted into shares of Common Stock at the then effective Conversion Price (i) immediately prior to the closing of an underwritten initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public resulting in the gross proceeds to the Corporation of not less than $30 million and at a price per share at least equal to the "Threshold Price" (as defined below) (a "Qualified IPO") or
(ii) following a non-Qualified IPO once the average of the closing sale price of the Common Stock for sixty (60) consecutive trading days as reported on the national securities exchange or automated quotation system on which the Corporation's Common Stock is then listed exceeds the "Threshold Price" (as defined below). For purposes hereof, "Threshold Price" means either (a) $6.54 per share if the initial public offering takes place prior to December 2, 2002 or (b) $8.72 per share if the initial public offering takes place on or after December 2, 2002. Each share of Series A-1 Preferred shall be converted as set forth in SECTION 5.1(B) upon the satisfaction of either of the above conditions.

         SECTION 7. REGISTRATION OF TRANSFER.

         The Corporation shall keep at its principal office a register for the registration of issuance and transfers of Series A Preferred. Upon the surrender of any certificate representing Series A Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Series A Preferred represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of Series A Preferred as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series A Preferred represented by such new certificate from the date to which dividends have been fully paid on such Series A Preferred represented by the surrendered certificate. The new certificate shall contain a legend referencing the applicable Stated Value Per Share as provided in Section 1.3.

         SECTION 8. REPLACEMENT.

         Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor, its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series A Preferred represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series A Preferred represented by such new certificate from the date to which dividends have been fully paid on the shares of Series A Preferred represented by such lost, stolen, destroyed or mutilated certificate.

         SECTION 9. NOTICES.

         Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (a) to the Corporation, at its principal executive offices and
(b) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

         SECTION 10. AMENDMENT AND WAIVER.

         No amendment, modification or waiver shall be binding or effective with respect to any provision hereof without the prior affirmative vote or written consent of the holders of a majority of the shares of Series A Preferred outstanding at the time such action is taken."

                                       4.

         The amendment was duly adopted by unanimous written consent of the Board of Directors dated as of March ____, 2000 and was duly approved by the Corporation's shareholders in accordance with the applicable provisions of the Georgia Business Corporations Code.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by its duly authorized officer, this ____ day of _______, 2000.


                                    INTERLAND, INC.

                                    By
                                       -----------------------------------------
                                    Kenneth Gavranovic, Chief Executive Officer

                                    EXHIBIT C
                            TO SUBSCRIPTION AGREEMENT
                           DATED AS OF MARCH 15, 2000


THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

                              COMMON STOCK WARRANT
                                       OF
                                 INTERLAND, INC.

                                     NO. A-1

                                _______ __, 2000


                        Void after the Fifth Anniversary
                          of the Above-Referenced Date

                  THIS CERTIFIES THAT, for value received, Network Solutions, Inc. (together with any permitted assigns, the "Warrantholder") is entitled to purchase from Interland, Inc., a Georgia corporation (the "Company"), 344,827 shares of Common Stock, no par value per share, of the Company ("Common Stock"). The exercise price per share applicable to this Warrant (the "Exercise Price") shall be $5.80 per share of Common Stock. The Exercise Price and such number of shares shall be subject to adjustment upon the occurrence of the contingencies set forth in this Warrant.

                  Upon delivery of this Warrant, together with payment of the Exercise Price multiplied by the total number of shares of Common Stock thereby purchased (the "Aggregate Exercise Price"), at the principal office of the Company or at such other office or agency as the Company may designate by notice in writing to the holder hereof, the holder of this Warrant shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. The date at which the Company receives (i) this Warrant and (ii) payment for the shares of Common Stock, either by payment in cash, or by check, or wire transfer, shall be referred to herein as the "Exercise Date". All shares of Common Stock which may be issued upon the exercise of this Warrant ("Warrant Shares") shall, upon issuance, be fully paid, validly issued and non-assessable, free from all taxes, liens and charges.

                  This Warrant is subject to the following terms and conditions:

                  1.       Exercise of Warrant.

                  1.1      Time of Exercise.

                           (a)      This Warrant may be exercised in whole or in
part commencing on the date hereof until the fifth anniversary date of the issuance of this Warrant, and if such day is not a business day, then on the next business day thereafter.

                           (b)      The issuance of certificates for shares upon
exercise of this Warrant shall be made without charge to the holder thereof for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of the shares.

                           (c)      The Company shall not close its books
against the transfer of this Warrant or of any shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

                           (d)      The Company shall at all times reserve and
keep available out of its authorized but unissued Common Stock solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of shares issuable upon the exercise of this Warrant.

                  1.2 Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 1.1, the Warrantholder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

                           (a)      the surrender of the Warrant at the
principal office of the Company; and

                           (b)      subject to Section 1.3, the payment to the
Company by wire transfer or check of the Aggregate Exercise Price for all shares of Common Stock purchased.

                  1.3 Net Exercise. In lieu of exercising this Warrant, the Warrantholder may elect to receive shares of Common Stock equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the holder hereof a number of shares of Common Stock computed using the following formula:


                                  S = P x (F-E)
                                     -------
                                        F

                  Where

                  S = The number of shares of Common Stock to be issued to the Warrantholder.

                  P = The number of shares of Common Stock purchasable under this Warrant.

                  F = The Fair Market Value (as defined below) of 1 share of Common Stock.

                  E = The Exercise Price (as adjusted to the date of such calculations).

                  For purposes of this Section 1.3, the "Fair Market Value" of the Common Stock shall be determined in good faith by the Board of Directors of the Company; provided, that if the Common Stock is then trading on a national securities exchange or in the over-the-counter market, such determination shall be made with reference to the average closing price of the Common Stock in such trading over the 20 trading days immediately preceding the exercise of the Warrant.

                  1.4 Certificates for Shares. The Company shall, within 30 days after the Exercise Date, prepare a certificate for the shares of Common Stock purchased in the name of the holder of this Warrant, or as such holder may direct (subject to the restrictions upon transfer contained herein and upon payment by such holder hereof of any applicable transfer taxes). In case the Warrantholder shall exercise this Warrant with respect to less than all of the shares of Common Stock that may be purchased under this Warrant, the Company shall execute a new warrant in the form of this Warrant for the balance of such shares and deliver such new warrant to the Warrantholder.

                  1.5 Warrant Register. The Company shall maintain at its principal executive offices books for the registration and the registration of transfer of Warrants. The Company may deem and treat the Warrantholder as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary.

                  2.       Certain Adjustments.

                  2.1 Exercise Price; Adjustment of Number of Shares. The Exercise Price set forth in Section 1 hereof and the number of shares purchasable hereunder shall be subject to adjustment from time to time as hereinafter provided.

                  2.2 Reorganization, Reclassification, Consolidation, Merger or Sale. If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with another entity, or the sale of all or substantially all of the Company's assets to another person or entity (collectively referred to as a "Transaction") shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Common Stock, then, as a condition of such Transaction, reasonable, lawful and adequate provisions shall be made whereby the holder of this Warrant shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant, upon exercise of this Warrant and in lieu of the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such number, amount and like kind of shares of stock, securities, cash or assets as may be issued or payable pursuant to the terms of the Transaction with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby as if such shares were outstanding immediately prior to the Transaction, and in any such case appropriate provision shall be made with respect to the rights and interest of the holders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Warrant Shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof.

                  2.3 Stock Splits, Stock Dividends and Reverse Stock Splits. In case at any time the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, or shall declare and pay any stock dividend with respect to its outstanding stock that has the effect of increasing the number of outstanding shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision or stock dividend shall be proportionately reduced and the number of Warrant Shares purchasable pursuant to this Warrant immediately prior to such subdivision or stock dividend shall be proportionately increased, and conversely, in case at any time the Company shall combine its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such combination shall be proportionately reduced.

                  2.4 Issuance of Additional Shares of Common Stock. If at any time after the first anniversary of the date of the Warrant and prior to the Expiration Date the Company shall issue any Additional Shares of Common Stock for a consideration per share (the "Subsequent Issue Price") less than the Exercise Price as in effect immediately prior to such issuance, the Exercise Price shall be reduced to the price calculated by dividing (i) an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance multiplied by the Exercise Price then in effect plus (y) the aggregate consideration, if any, received by the Company in connection with such issuance, by (ii) the total number of shares of Common Stock outstanding immediately after such issuance.

                  For purposes of this Section 2.4, "Additional Shares of Common Stock" shall mean all shares of Common Stock issued or issuable by the Company after the Original Issue Date, other than (i) shares of Common Stock issuable under the Company's employee stock option plan as approved by the Company's Board of Directors (the "Employee Stock") and (ii) shares issued by the Company in an underwritten public offering. For purposes of this Section 2.4, in the case of convertible securities, there shall be determined the price per share for which Additional Shares of Common Stock are issuable upon the conversion or exchange thereof, such determination to be made by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon conversion or exchange thereof by (ii) the maximum aggregate number of additional Shares of Common Stock issuable upon conversion or exchange of all such convertible securities for such minimum aggregate amount of additional consideration; and such issue or sale shall be deemed to be an issue or sale for cash (as of the date of issue or sale of such convertible securities, whether or not then exercisable or convertible) of such maximum number of Additional Shares of common stock at the price per share so determined.

                  If any rights of conversion or exchange evidenced by convertible securities the issuance of which resulted in an adjustment to the Exercise Price and the number of Warrant Shares issuable hereunder pursuant to this Section 2.4 shall expire without having been exercised, or if any such convertible securities are exercised for a consideration greater than or for a number of Additional Shares of Common Stock less than those used for purposed of determining the adjustment to the Exercise Price provided in this Section 2.4, the adjusted Exercise Price shall forthwith be readjusted to such Exercise Price as would have been in effect had an adjustment with respect to such Convertible Securities been made on the basis that the only Additional Shares of Common Stock issued or sold were those issued upon the conversion or exchange of such convertible securities, and that they were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of such Convertible Securities.

                  Notwithstanding anything to the contrary in this Section 2.4, in no event shall (i) the Exercise Price be increased or (ii) the number of Warrant Shares purchasable hereunder be decreased pursuant to the provisions of this Section 2.4.

                  2.5 Company to Prevent Dilution. In case at any time or from time to time conditions arise by reason of action taken by the Company which are not adequately covered by this Section 2, and which might materially and adversely affect the exercise rights of the holder hereof, unless the adjustment necessary shall be agreed by the Company and the holder hereof, the Board of Directors of the Company shall appoint a firm of independent certified public accountants of national standing, reasonably acceptable to the holder, who at the Company's expense shall give their opinion upon the adjustment necessary with respect to the Exercise Price and the number of Warrant Shares purchasable upon exercise of this Warrant, if any, so as to preserve, without dilution, the exercise rights of the holder hereof. In the event that the holder disputes such adjustment, the holder shall be entitled to select an additional firm of independent certified public accountants of national standing and paid for by the holder to calculate such adjustment and the Company and the holder shall use their good faith best efforts to agree on such adjustment based on the reports of the two accounting firms. In the event that the Company and the holder are still unable to reach agreement as to such adjustment, the Company and the holder agree to submit such determination to binding arbitration. Upon determination of such adjustment, the Board of Directors shall forthwith make the adjustments described therein.

                  2.6 Dissolution, Liquidation or Wind-Up. In case the Company shall, at any time prior to the exercise of this Warrant, dissolve, liquidate or wind up its affairs, the holder hereof shall be entitled, upon the exercise of this Warrant, to receive, in lieu of the Warrant Shares which the holder would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to such holder upon any such dissolution, liquidation or winding up with respect to such Warrant Shares, had such holder hereof been the holder of record of the Warrant Shares receivable upon the exercise of this Warrant on the record date for the determination of those persons entitled to receive any such liquidating distribution.

                  2.7 Accountant's Certificate. In each case of an adjustment in the Exercise Price, number of Warrant Shares or other stock, securities or property receivable upon the exercise of this Warrant, the Company shall compute, and upon the holder's request shall at the Company's expense cause independent public accountants of recognized standing selected by the Company and reasonably acceptable to the holder to certify such computation, such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of (i) the number of shares of Common Stock of each class outstanding or deemed to be outstanding,
(ii) the adjusted Exercise Price and (iii) the number of Warrant Shares issuable upon exercise of this Warrant. The Company will forthwith mail a copy of each such certificate to the holder hereof. In the event that the holder disputes such adjustment, the holder shall be entitled to select an additional firm of independent certified public accountants of national standing and paid for by the holder to certify such adjustment and the Company and the holder shall use their good faith best efforts to agree on such adjustment based on the reports of the two accounting firms. In the event that the Company and the holder are still unable to reach agreement as to such adjustment, the Company and the holder agree to submit such determination to binding arbitration. Upon determination of such adjustment, the Board of Directors shall forthwith make the adjustments described therein.

                  3. Representations and Warranties of Warrantholder. Warrantholder hereby represents and warrants that:

                  3.1 Purchase Entirely for Own Account. This Warrant and the Common Stock issuable upon exercise hereof (collectively, the "Securities") will be acquired for investment for Warrantholder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Warrantholder has no present intention of selling, granting any participation in, or otherwise distributing the same. Warrantholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any person with respect to any of the Securities. Warrantholder represents that it has full power and authority to enter into this Warrant.

                  3.2 Investment Experience. Warrantholder acknowledges that it is able to protect its own economic interests, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the investment in this Warrant. Warrantholder also represents it has not been organized for the purpose of acquiring this Warrant.

                  3.3 Accredited Investor. Warrantholder is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933 (the "Act").

                  3.4 Restricted Securities. Warrantholder understands that the Securities are characterized as "restricted securities" under the Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under the Act such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, Warrantholder represents that it is familiar with Rule 144 promulgated under the Act and understands the resale limitations imposed thereby and by the Act. Warrantholder further acknowledges that it will not be able to avail itself of Rule 144 unless and until the Company effects a public offering of its Common Stock.

                  3.5 Further Limitations on Disposition. Without in any way limiting the representations set forth above, Warrantholder further agrees not to make any disposition of all or any portion of the Securities unless and until:

                           (a)      there is then in effect a Registration
Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                           (b)(i)   such Warrantholder shall have notified the
Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Warrantholder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act.

                  4.       Miscellaneous.

                  4.1 Successors and Assigns. The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of the holder hereof and of the Common Stock issued upon the exercise hereof.

                  4.2 No Rights as Shareholder. No Warrantholder, as such, shall be entitled to vote or receive dividends or be deemed to be a shareholder of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder of this Warrant, as such, any rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action, receive notice of meetings, receive dividends or subscription rights, or otherwise.

                  4.3 No Fractional Shares. No fractional share shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay Warrantholder a sum in cash equal to the fair market value of such fraction on the date of exercise.

                  4.4 Lock-Up. Warrantholder hereby agrees that it shall not, without the consent of the managing underwriter, sell, transfer, pledge, hypothecate or otherwise transfer or dispose of any Common Stock or other shares of stock of the Company then owned by Warrantholder for up to 180 days following the effective date of a registration statement (other than a registration statements relating to any employee benefit plan, or with respect to a corporate reorganization or other transaction under Rule 145 promulgated under the Securities Act )of the Company for an initial public offering filed under the Securities Act; provided, however, that all officers and directors of the Company and all holders of Common Stock (or options or other rights to acquire Common Stock) equal to at least 1% of the Company's voting securities (on a fully-diluted basis) enter into similar agreements. In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the Common Stock and such other shares of stock of Warrantholder.

                  4.5 Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will execute and deliver, in lieu thereof, a new Warrant of like data and tenor.

                  4.6 Business Days. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

                  4.7 Governing Law. This Warrant shall be governed by the internal laws of the State of Georgia, as applied to contracts between residents of Georgia and to be performed entirely within Georgia, without regard to the application of conflict of law rules.

                  4.8 Agreement by Warrantholder. Receipt of this Warrant by the holder hereof shall constitute acceptance of and agreement to the foregoing terms and conditions.

                  5. Amendment. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the holder hereof.

         IN WITNESS WHEREOF, Interland, Inc. has caused this Warrant to be signed by its duly authorized officer.

                                       INTERLAND, INC.



                                   By:
                                       ---------------------------------------
                                       Ken Gavranovic, Chief Executive Officer